Exhibit 10.18

LEASE AMENDING AGREEMENT

THIS AGREEMENT made as of the 1st day of August, 2006,

BETWEEN:

PIONEER TRANSFORMERS LTD.

(the “Tenant”)

AND:

2600 SKYMARK INVESTMENTS INC.

(the “Landlord”)

WHEREAS pursuant to a lease dated the 8th day of October, 1998, as amended by a lease amending agreement made as of the 20th day of March, 2001 (collectively, the “Lease”), the Landlord, by its predecessor, as landlord, leased to the Tenant certain premises containing a rentable floor area of 1,407 square feet, being composed of part of the ground floor of Building 5, Suite 102 of the development municipally known as 2600 Skymark Avenue, Mississauga, Ontario (the Lands and Building as more particularly described in the Lease) for a term now expiring July 31, 2006 at the rents and upon the terms and conditions contained in the Lease;

AND WHEREAS 2600 Skymark Investments Inc. is successor in interest and title as owner and landlord of the Lands and Building

AND WHEREAS the Landlord and the Tenant have agreed to extend the Term of the Lease and to certain other amendments to the Lease and to execute this Agreement to give effect thereto;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants contained herein and the sum of TWO ($2.00) DOLLARS now paid by each party to the other and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereby covenant and agree as follows:

1. The above recitals are true in substance and in fact.

2. Effective from and after the 1st day of August, 2006, the Lease shall be and is hereby amended as follows:

(a) Section 3.01 is hereby deleted and replaced with the following;

“The Term of this Lease shall be Thirteen (13) years, commencing August 1, 1998 and ending July 31, 2011, unless the Term is otherwise terminated as provided for in this Lease.”

(b) Section 4.01 shall be amended by adding the following:

Period of Term	Annual Basic Rent	Monthly Basic Rent	Annual Rate per Square foot of Rentable Area
Lease Years 9, 10 & 11 Commencing 01/08/2006 Ending 31/07/2009	$18,994.50	$1,582.88	$13.50
Lease Years 12 & 13 Commencing 01/08/2009 Ending 31/07/2011	$20,401.50	$1,700.13	$14.50

(c) The Landlord’s address in Section 4.05 shall be deleted and replaced with the following:

2600 Skymark Investments Inc. Suite 217
55 St. Clair Avenue West
Toronto, Ontario, M4V 2Y7

(d) R2.03 of Schedule R shall be amended as follows:

“The Tenant accepts the Premises in their current “as is “condition.”

(e) R8.02 of Schedule R shall be amended as follows:

“During the Term the Landlord shall provide the Tenant with reserved parking for two (2) automobiles in the Building’s underground parking facility.”

(f) There shall be no rental credit, rent free period, tenant allowance, Landlord’s Work, leasehold improvements or other tenant inducement whatsoever provided by the Landlord.

3.
The Landlord and the Tenant hereby acknowledge, confirm and agree that in all other respects the terms of the Lease are to remain in full force and effect, unchanged and unmodified except in accordance with this Agreement.

4.	Except as specifically stated in this Agreement, any expression used in this Agreement has the same meaning as the corresponding expression in the Lease.

5.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective permitted successors and permitted assigns.

IN WITNESS WHEREOF each of the parties hereto have executed this Assignment as of the date first written above.

Tenant:
PIONEER TRANSFORMERS LTD.

Per: /s/ James A. Wilkins
Name:  James A. Wilkins
Title:  Vice-President

Per: /s/ Raymond Haddad
Name:  Raymond Haddad
Title:  Secretary

I/We have authority to bind the Corporation

Landlord:
2600 SKYMARK INVESTMENTS INC.

Per: /s/ Michael Bunston
Name:  Michael Bunston
Title:  President

I have authority to bind the Corporation